Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated October 7, 2024 with respect to the financial statements of Kintara Therapeutics, Inc. for the years ended June 30, 2024 and 2023 included in the Annual Report on Form 10-K. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Marcum LLP

San Jose, CA November 3, 2025